AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 9 TO THE PARTICIPATION AGREEMENT is made as of this 1st day of October, 2019 by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “TRUST”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “TRUST II”), MFS VARIABLE INSURANCE TRUST III, a Massachusetts business trust (the “TRUST III”)(collectively, the "TRUSTS"), PRUCO LIFE INSURANCE COMPANY, an Arizona corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Life Company as set forth on Schedule A of the Agreement (defined below), and MFS FUND DISTRIBUTORS, INC., a Delaware Corporation ("MFD"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, the Company and MFD are parties to a certain Participation Agreement dated July 2, 1996 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to add Trust II and Trust III as parties to the Agreement and to replace Schedule A.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
MFS Variable Insurance Trust II and MFS Variable Insurance Trust III, are added as parties to the Agreement, and shall be bound by its terms and conditions in all respects to the same extent as MFS Variable Insurance Trust. Therefore, all references to the “Trust” in the Agreement shall include MFS Variable Insurance Trust, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III.

2.	Schedule A is deleted and replaced with Schedule A attached hereto.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.

[Signature page to follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PRUCO LIFE INSURANCE COMPANY By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Vice President Date: 10-9-2019	MFS VARIABLE INSURANCE TRUST By: /s/ Brian E. Langenfeld Name: Brian E. Langenfeld Title: Assistant Secretary Date: 10/9/2019
MFS VARIABLE INSURANCE TRUST II By: /s/ Brian E. Langenfeld Name: Brian E. Langenfeld Title: Assistant Secretary Date: 10/9/2019	MFS VARIABLE INSURANCE TRUST III By: /s/ Brian E. Langenfeld Name: Brian E. Langenfeld Title: Assistant Secretary Date: 10/9/2019
MFS FUND DISTRIBUTORS, INC. By: /s/ Michael S. Keenan Name: Michael S. Keenan Title: President Date: 10/9/2019

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As of October 1, 2019

SCHEDULE A

ACCOUNTS, POLICIES AND TRUSTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Trust
The Pruco Life Flexible Premium Variable Annuity Account (Est. 6/16/95)	Individual Flexible Premium Deferred Variable Annuity Contract	Initial	VIT and VIT II
The Pruco Life Flexible Premium Variable Annuity Account (Est. 6/16/95)	Discovery Select Annuity Contract	Initial and Service	VIT, VIT II, and VIT III
The Pruco Life Flexible Premium Variable Annuity Account (Ext. 6/16/95)	Discovery Choice Annuity Contract	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Appreciable Account (Est. 1/13/84)	Variable Universal Life Insurance Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect I Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect III Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III

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Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Trust
Pruco Life Variable Universal Account (Est. 4/17/89)	Survivorship Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Contract Account M (Est. 3/30/01)	Magnastar Private Placement Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Contract Account M-2 (Est. 5/4/01)	Magnastar Private Placement Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	PruLife Custom Premier II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	M Premier Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Appreciable Account (Est. 4/17/89)	Prulife Custom Premier II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III

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